Exhibit 99.3

apei
AMERICAN PUBLIC EDUCATION, INC.
September 2016
TICKER: APEI
EXCHANGE: NASDAQ

American Public Education, Inc. (NASDAQ: APEI) is a leading education services provider founded to prepare adult learners for service and leadership in a diverse global economy. APEI offers respected, innovative and affordable educational programs and services to students, universities and partner organizations through wholly owned subsidiaries: American Public University System (APUS) and Hondros College of Nursing (HCON). Together, these accredited institutions serve more than 90,000 learners worldwide and offer over 100 degree programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts.

APEI Strategy

Our strategy builds on the core strengths of quality, affordability and innovation, which have helped establish our reputation for leadership and innovation. Moving forward, our plan is to continue expanding our presence in military, public service and civilian communities primarily through a focus on building relationships and referrals.

As the higher education landscape changes, we intend to promote the success of our students through technological innovation, expand our program offerings, especially in high-demand fields, and actively pursue promising new frontiers in education through strategic partnerships, investments and acquisitions.

94%
EMPLOYERS SURVEYED
feel AMU/APU graduates possess field specific academic skills[1]

88%
EMPLOYERS SURVEYED
would hire another AMU/APU graduate[1]

95%
ALUMNI SURVEYED
would recommend AMU/APU to a friend or colleague[2]

90%
ALUMNI SURVEYED
either completely or very satisfied with education received[3]


$260,377
$313,516
$329,479
$350,020
$327,910
2011
2012
2013
2014
2015

Revenue


$40,757
$42,323
$42,034
$40,877
$32,414
2011
2012
2013
2014
2015

Net Income Attributable to Common Stockholders


$70,438
$52,924
$59,414
$61,030
$57,211
2011
2012
2013
2014
2015

Net Cash Provided by Operating Activities


$198,891
$237,603
$271,655
$297,904
$303,896
2011
2012
2013
2014
2015

Total Assets

1. APUS Alumni Employer Survey, 2010–2015.
2. Public four-year, in-state undergraduate data is provided by the College Board's Trends in College Pricing 2014. Graduate information is provided by the National Center for Education Statistics (NCES) Digest of Educational Statistics 2012-13 data. Annual estimates are based on total institutional costs (published tuition, required fees, and books) assuming 30 undergraduate or 18 graduate-level semester credit hours.
3. APUS End of Program Survey, 2015.

Contact: Chris Symanoskie, Vice President, Investor Relations 703-334-3880 or csymanoskie@apus.edu

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

APUS American Public University System

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

Enrollment and Registrations

For the three months ended September 30,	2016	2015	% Change
Net Course Registrations by New Students	12,300	15,900	-23%
Net Course Registrations[1]	84,600	94,200	-10%

For the nine months ended September 30,	2016	2015	% Change
Net Course Registrations by New Students	35,400	44,200	-20%
Net Course Registrations	262,400	282,800	-7%

As of September 30,	2016	2015	% Change
Active Student Enrollement[2]	91,000	99,000	-8%

Registrations by Primary Funding Source

For the nine months ended September 30, 2016



- 36% Department of Defense Tuition Assistance (TA)
- 29% Federal Student Aid (Title IV)
- 22% Veteran's Benefits (VA)
- 13% Cash & Other Sources

Tuition

Our total costs of combined tuition, books, and required fees are approximately 19% less for **undergraduate** and 38% less for **graduate** students than the average published in-state total costs at public institutions.[3]

Enrollment by Degree Level



- 63% Bachelors
- 20% Associates
- 17% Masters

Enrollment by School



- 27% Security & Global Studies
- 24% Business
- 22% Arts & Humanities
- 14% Science, Technology, Engineering & Math
- 9% Public Service & Health
- 4% Education

At-A-Glance

88% of Students are Working Adults

Avg. Age of Students: 33 years

Avg. Undergraduate Class Size: 19 students

Gender Ratio: 64% male/36% female

50%+ of APUS students referred by others

Over 190 Degrees and Certificate Programs

2,000+ Globally Located Faculty Members

AMU & APU Graduates

60,000+ Alumni

Nearly 30 graduate students and alumni honored as Presidential Management Fellowship finalists, one of the nation's most prestigious programs for leadership and public service.

Hondros College of Nursing

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, and Dayton, Ohio.

Student Enrollment

For the three months ended September 30,	2016	2015	% Change
New Student Enrollment	320	400	-20%
Total Student Enrollment[4]	1,610	1,810	-11%

Approximate Cost (Tuition & Fees) of Degree Completion	
Licensed Practical Nurse	$19,065
Associate Degree in Nursing	$30,175
Bachelors Science of Nursing	$16,790

Enrollment by Program



- 51% Licensed Practical Nurse
- 33% Associate Degree in Nursing
- 17% Bachelors Science of Nursing

At-A-Glance

Avg. Age of Students: 30 years

Gender Ratio: 92% female/8% male

Graduates

800+ Alumni

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Active Student Enrollment* represents the number of unique students who are currently enrolled in a course past the first week of class or who have completed at least one course for which a grade was received within the last 12 months.
3. For additional details, visit www.amu.apus.edu/tuition-and-finance/tuition-and-fees/
4. *Student Enrollment* represents the total number of students enrolled in a course immediately after the quarter's add/drop period.